Exhibit 99.1

TransAct Technologies Announces Retirement of Thomas R. Schwarz from its Board of Directors and its Intention to Submit a Proposal at the 2021 Annual Meeting of Shareholders to Gain Shareholder Input to Declassify the Board
Hamden, CT – December 7, 2020 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today announced that Director Thomas R. Schwarz has notified the Board of his intention to retire from the Board of Directors. Mr. Schwarz has indicated he will retire no later than the end of 2021 after ensuring comprehensive and detailed knowledge transfer to three recently elected directors of the Board, including Randall Friedman, who was elected to the Board on November 10, 2020.
“On behalf of our Board and TransAct’s management team, we thank Tom for his service and longstanding commitment to the Company,” stated Bart Shuldman, Chairman and CEO of TransAct. “We greatly appreciate the leadership, insight, and expertise that Tom has provided over the history of TransAct, through multiple market cycles and the growth of TransAct into a global leader of market-specific technology and printing solutions for our customers. On a personal level, I cannot thank Tom enough for spending the time with me and helping me grow into the TransAct leadership position. I will miss his intelligence, his wit and his humor.”
Mr. Schwarz stated, “It has been an honor to work with Bart and the Board over the past 24 years as an independent director. Bart and his team built an incredible company with strong plans in place for the future. TransAct is exceptionally well positioned strategically, and I have every confidence in the Board and management as they continue to generate value for the Company and its shareholders.”
TransAct also announced today that, following a review of best practices and receiving shareholder feedback, including at the 2020 Annual Meeting of Shareholders, it intends to put forth a precatory proposal at the Company’s 2021 Annual Meeting to solicit input from the shareholders whether to declassify the Board. This initiative by the Board is a part of an ongoing evaluation of corporate governance at TransAct, which has led to a number of enhancements over the past several years, including a comprehensive refreshment of the Company’s Board with the valuable addition of diverse and highly skilled independent directors.
About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation, and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® brands. TransAct has sold over 3.5 million printers and terminals around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.
TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL™, Ithaca® and Printrex® are trademarks of TransAct Technologies Incorporated. ©2020 TRANSACT Technologies Incorporated. All rights reserved.
Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue," or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.

Investor Contact:
Michael Bowen ICR, Inc. Michael.Bowen@icrinc.com 203-682-8299	Marc P. Griffin ICR, Inc. Marc.Griffin@icrinc.com 646-277-1290